Exhibit 32.1
Certification
of the
Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report of Valley National Gases Incorporated (the “Company”) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Indelicato, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ William A. Indelicato
William A. Indelicato
Chief Executive Officer
November 14, 2005